SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2003

Doral Financial Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	0-17224	66-0312162

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717

(Address of principal offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former Name and Address, if Changed Since Last Report)	(Zip Code)

SIGNATURES

ITEM 5. OTHER EVENTS

     On January 22, 2003, Mr. Salomón Levis, Chairman of the Board of Directors and Chief Executive Officer of Doral Financial Corporation (the “Company”), sold, pursuant to a private transaction, 100,000 shares of the Company’s Common Stock, $1.00 par value, to certain members of his family who are also involved with the management of the Company. Settlement for the transaction is scheduled to occur on January 28, 2003. The purchase price per share was $28.96, which is the last sale price per share of the Company’s Common Stock on January 22, 2003, as reported on the New York Stock Exchange. Mr. Levis informed the Company that he was selling the shares to meet personal liquidity needs.

     The following persons purchased the amount of shares appearing opposite their name and title below:

Name	Title	Shares Purchased

David Levis	Director Emeritus	40,000

Zoila Levis	President	20,000

Mario S. Levis	Senior Executive Vice President and Treasurer	20,000

Aidiliza Levis	President — Centro Hipotecario, Inc. (a wholly-owned subsidiary of the Company)	15,000

David R. Levis	President — HF Mortgage Division	5,000

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

	By:	/s/ Mario S. Levis

Mario S. Levis Senior Executive Vice President and Treasurer

Date: January 23, 2003

3